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                                                                    Exhibit 23.2



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CNB Financial Corp. of our report dated January 30, 1997 relating to the financial statements, which appears in the CNB Financial Corp. 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the headings "Independent Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Syracuse, New York
November 5, 1999